Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of ordinary shares of Talend S.A.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 13th day of February, 2017.

TORO ACQUISITION S.À.R.L.

By:	/s/ Dr. Wolfgang Zettel
	Name:	Dr. Wolfgang Zettel
	Title:	Manager

By:	/s/ Stefan Lambert
	Name:	Stefan Lambert
	Title:	Manager

SILVER LAKE SUMERU FUND CAYMAN, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU CAYMAN, L.P., its general partner

By:	SLTA SUMERU (GP) CAYMAN, L.P., its general partner

By:	SILVER LAKE SUMERU (OFFSHORE) AIV GP, LTD.,
its general partner

By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	Chief Legal Officer

SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU CAYMAN, L.P.

By:	SLTA SUMERU (GP) CAYMAN, L.P., its general partner

By:	SILVER LAKE SUMERU (OFFSHORE) AIV GP, LTD.,
its general partner

By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	Chief Legal Officer

SLTA SUMERU (GP) CAYMAN, L.P.

By:	SILVER LAKE SUMERU (OFFSHORE) AIV GP, LTD.,
its general partner

By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	Chief Legal Officer

SILVER LAKE SUMERU (OFFSHORE) AIV GP, LTD.

By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	Chief Legal Officer